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                                                                    EXHIBIT 10.1

                                   TRUST UNDER
                         WEATHERFORD INTERNATIONAL LTD.
                     NONQUALIFIED EXECUTIVE RETIREMENT PLAN

         THIS AGREEMENT is made this 23rd day of March, 2004, by and between Weatherford International Ltd. ("Company") and Wachovia Bank, National Association, as Trustee for Trust under Weatherford International Ltd. Nonqualified Executive Retirement Plan ("Trustee");

         WHEREAS, the Company has adopted the Weatherford International Ltd. Nonqualified Executive Retirement Plan ("Plan"); and

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan; and

         WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan:

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         1. Establishment of Trust .

         (a) The Company hereby deposits with Trustee in trust one dollar ($1.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established is revocable by the Company except that the Trust shall become irrevocable in accordance with Section 12.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


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         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than fifteen (15) days following the Change of Control or such shorter period as required to make payments under the terms of the Plan, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan, plus anticipated administrative and Trustee's fees and expenses, as of the date on which the Change of Control occurred. Thereafter, as of the last day of each subsequent calendar year, the Company shall, as soon as possible, but in no event longer than fifteen (15) days following such date, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan, plus anticipated administrative and Trustee's fees and expenses, as of such date. Notwithstanding the foregoing, contributions under this Section 1(e) shall be required only to the extent, if any, that the assets of the Trust are insufficient to pay all benefits due under the Plan, plus anticipated fees and expenses, as of the applicable date.

         2. Payments to Plan Participants and Their Beneficiaries.

         (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions reasonably acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable

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to participants or their beneficiaries. In addition, if the principal of the
Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient.

         3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

             (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent (which such allegation must contain reasonable evidence of Insolvency), the Trustee shall promptly determine whether the Company is Insolvent and, pending such determination, which such determination shall be made within 15 days after being informed, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

             (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent (which such allegation must contain reasonable evidence of Insolvency), the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

             (3) If at any time the Trustee has reasonably determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

             (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has reasonably determined that the Company is not Insolvent (or is no longer Insolvent).

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         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance plus interest, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance. Any interest payable shall be based on the prevailing U.S. prime rate (as determined by the Trustee in its sole discretion) and the length of the period between when the payments were due and when they were actually paid.

         4. Payments to the Company.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan. Notwithstanding the foregoing, if the Trustee, in its sole discretion, determines that as of any date the assets of the Trust exceed 120% the aggregate amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan, plus anticipated administrative and Trustee's fees and expenses, the Trustee may, in its sole discretion, return all or part of the assets in excess of 120% of such amount to the Company.

         5. Investment Authority.

         (a) The Trustee shall invest the principal of the Trust, any earnings thereon, and the proceeds of any loans on any life insurance policy held as an asset of the Trust as the Trustee shall deem to be reasonable and prudent to accomplish the purpose of this Trust. In this regard, the Trustee is hereby granted full power and authority:

             (1) To invest and reinvest the Trust fund or any part thereof in any manner that it deems advisable and which is not clearly inconsistent with the funding policy and method of the Plan. Without limiting the generality of the foregoing, the Trustee may invest the corpus and the earnings of the Trust fund exclusively or in any combination of investment-grade equity investments, bonds, notes, mortgages, commercial paper, preferred stocks, common stocks, or other securities, rights, obligations or property, real or personal, including shares in certificates of participation issued by investment trusts;

             (2) To retain in cash or other property unproductive of income, without liability for interest, so much of the Trust assets as may be determined to be necessary and proper;

             (3) To manage, control, sell, convey, exchange, petition, divide, subdivide, improve and repair; to grant options and to sell upon deferred payments; to lease without limit as determined for any purpose; to compromise, arbitrate or otherwise settle claims in favor of or against the Trust; to institute, compromise and defend actions and proceedings; and to take any other action necessary or desirable in connection with the administration of the Trust;

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             (4) To vote, notwithstanding any other provisions of this
Agreement, any stock, bonds, or other securities of any corporation or other issuer at any time held in trust; otherwise consent to or request any action on the part of any such corporation or other issuer; to give general or special proxies or powers of attorney, with or without power of substitution; to participate in any reorganization, recapitalization, consolidation, merger or similar transaction with respect to such securities; to deposit such stocks or other securities in any voting trusts, or with any protective or like committee, or with the Trustee, or with the depositories designated thereby; to exercise any subscription rights and conversion privileges; and generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights, powers and privileges with respect to the stock or other securities or property constituting the Trust fund as if the Trustee were the absolute owner thereof. Notwithstanding any other provisions of this Agreement, the Trustee may cause securities or other property to be held in its own name, or in the name of its nominee, with or without a disclosure of the Trust;

             (5) To purchase contracts of life insurance and fixed or variable annuities and to exercise all the ownership rights under such contracts in accordance with the terms and in conformity with the Plan;

             (6) To keep any property of the Trust in the name of a nominee with or without disclosure of any fiduciary relationship;

             (7) Notwithstanding any other provisions of this agreement, the Trustee may deposit any part or all of the money and other property of this Trust in any common trust fund, group trust, pooled fund or other commingled investment fund maintained by a bank or other entity.

         (b) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (c) Pursuant to the authority set forth in Section 8(d) hereof, the Trustee has hired Financial Advisory Services, Inc. of Tulsa, Oklahoma ("Investment Advisor"), to serve as an investment advisor with respect to investment of the Trust fund pursuant to this Section 5. To the extent provided in written directions from the Company, the Investment Advisor shall have the exclusive authority to direct and manage the investment of the assets of the Trust in any manner that it deems reasonably advisable and which is not clearly inconsistent with the funding policy and method of the Plan. The Trustee shall have no liability for acting in accordance with written directions from the Investment Advisor with respect to the investment of such assets, and the Investment Advisor shall supply the Trustee with the names and signatures of the individuals authorized to give such directions. The Investment Advisor may be discharged by the Trustee, with the written consent of the Company, in which event the Trustee shall assume the investment authority previously exercised by the Investment Advisor or, if directed by the Company, hire a

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new investment advisor. The Investment Advisor's fees and expenses shall be paid from the Trust and shall be in addition to, and shall not reduce, the fees payable to the Trustee hereunder.

         6. Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         7. Accounting by the Trustee.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         8. Responsibility of the Trustee.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors (subject to Section 5(c) hereof), financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

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         (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         9. Compensation and Expenses of the Trustee.

         The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Company may, and pursuant to Section 1(e) upon and after a Change of Control shall, deposit funds in a reserve established by the Trustee for the payment of anticipated fees and expenses.

         10. Resignation and Removal of the Trustee.

         (a) The Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee.

         (c) Upon or after a Change of Control, as defined herein, the Trustee may not be removed by the Company without the written consent of two-thirds (2/3) of the Plan participants.

         (d) If the Trustee resigns upon or after a Change of Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

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         (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         11. Appointment of Successor.

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to terms hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         12. Amendment or Termination.

         (a) The Trust shall become irrevocable upon a Change of Control. In addition, the Trust shall be irrevocable during the period beginning with the announcement of a transaction that may result in a Change of Control and ending with such Change of Control or the abandonment of such transaction, as applicable.

         (b) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing sentence, no such amendment shall (i) conflict with the terms of the Plan, (ii) make the Trust revocable after it has become irrevocable in accordance with Section 12(a) above, (iii) be made during the period beginning with the announcement of a transaction that may result in a Change of Control and ending with such Change of Control or the abandonment of such transaction, as applicable, or (iv) be made after a Change of Control without the written consent of two-thirds (2/3) of the Plan participants.

         (c) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

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         13. Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of law which might otherwise apply.

         (d) For purposes of this Trust, "Change of Control" shall mean the event set forth in any one of the following paragraphs shall have occurred or is pending:

             (1) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Acts of 1934, as amended from time to time ("Exchange Act")), directly or indirectly, of 20% or more of either (A) the then outstanding common shares of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (3) below;

             (2) individuals, who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds of such Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

             (3) the consummation of a Corporate Transaction, unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and entities (which, for purposes of this Plan, shall include, without limitation, any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity) who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the then outstanding common shares and

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the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's Assets either directly or through one or more subsidiaries or entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least two-thirds of the members of the board of directors or other governing body of the entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or

             (4) approval or adoption by the Board of Directors or the shareholders of the Company of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company's Assets or the dissolution of the Company.

         (e) For purposes of Section 13 hereof:

             (1) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (D) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of common shares of the Company; and

             (2) "Corporate Transaction" shall mean a reorganization, merger, amalgamation or consolidation of the Company or any of its subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company's Assets.

             (3) "Company Assets" shall mean assets (of any kind) owned by the Company, including, without limitation, any securities of the Company's subsidiaries and any of the assets owned by the Company's subsidiaries.

         14. Effective Date.

         The effective date of this Trust Agreement shall be March 23, 2004.

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          IN WITNESS WHEREOF the foregoing Agreement was executed on March 23,
2004.

Weatherford International Ltd.         Wachovia Bank, National Association,
                                       as Trustee for Trust under Weatherford
                                       International Ltd. Nonqualified Executive
                                       Retirement Plan



By: /s/ JON R. NICHOLSON               By: /s/ JOHN N. SMITH
        Jon R. Nicholson                       John N. Smith
        Senior Vice President                  Senior Vice President






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